Exhibit 99.1
Oasis Petroleum Inc. Announces Quarter and Year Ending December 31, 2015 Earnings and Provides an Operational Update and its 2016 Outlook
Houston, Texas — February 24, 2016 — Oasis Petroleum Inc. (NYSE: OAS) (“Oasis” or the “Company”) today announced financial and operational results for the quarter and year ended December 31, 2015 and provided its 2016 outlook.
2015 Highlights

•	Increased average daily production 11% year-over-year to 50,477 barrels of oil equivalent per day (“Boepd”) in 2015 and increased fourth quarter of 2015 production to 50,652 Boepd.

•
Completed and placed on production 80 gross (62.4 net) operated wells during 2015 and 16 gross (10.7 net) operated wells during the fourth quarter of 2015. As of December 31, 2015, the Company had 85 gross operated wells awaiting completion.

•	Reduced lease operating expenses (“LOE”) per barrel of oil equivalent (“Boe”) by 23% to $7.84 per Boe for the year ended December 31, 2015.

•
Adjusted EBITDA was $820.2 million for the year ended December 31, 2015 as compared to $952.8 million for the year ended December 31, 2014. For a definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income and net cash provided by operating activities, see “Non-GAAP Financial Measures” below.

•
Net loss was $40.2 million for the year ended December 31, 2015 as compared to net income of $506.9 million for the year ended December 31, 2014. Lower realized prices for oil and natural gas reduced net income (loss) by $641.2 million year over year.

•	Capital expenditures (“CapEx”) were $610.0 million for the year ended December 31, 2015, a 61% decrease year over year.

“Given the challenging market backdrop, Oasis continues to focus on protecting its balance sheet while improving operational results,” said Thomas B. Nusz, Oasis’ Chairman and Chief Executive Officer. “Oasis was free cash flow positive in 2015, as we lowered drilling and completion capital by 70% and LOE per Boe by 23% year over year. We reduced our high intensity well costs by about 30% from the fourth quarter of 2014 to the second half of 2015, and, at the same time, production performance of our high intensity wells continued to track 30% to in excess of 50% improvement to our base completion type curve in the core. Additionally, our midstream business reported $66.3 million of Adjusted EBITDA in 2015, up from $26.5 million in 2014. The team increased volumes flowing on our gathering lines from 40% exiting 2014 to 75% exiting 2015, significantly improving our cost structure in a low price environment as reflected in our lower per barrel LOE expense.’’

Mr. Nusz added, “We have set our 2016 drilling and completion CapEx program at $200 million and continue to project that 2016 cash flow from Adjusted EBITDA less cash interest will cover our CapEx plan, excluding midstream, at approximately $35 per barrel WTI. We also now have about 70% of our projected oil volumes hedged at over $51 per barrel WTI in 2016.”
2016 Plan
Highlights for 2016 include:

•	$400 million total CapEx budget

•	Completing 46 gross (28.6 net) operated wells in 2016

•	100% of completions are high intensity in the core

•	Running two rigs in Wild Basin

2016 Range
Metric
Production (Boepd)
Full Year 2016	46,000 - 49,000
Full Year Financial Metrics
LOE ($ per Boe)	$7.75 - $8.50
Marketing, transportation and gathering (“MT&G”) ($ per Boe)(1)	$1.70 - $1.90
General and administrative (“G&A”) ($ in millions)(2)	$90 - $95
Production taxes (% of oil and gas revenue)	~9.0%
CapEx Budget ($ in millions)
Drilling and completion	$200
OMS, including Wild Basin infrastructure	$140
Other(3)	$60

(1)	Excludes the effect of non-cash valuation charges.

(2)
Includes non-cash amortization of restricted stock of $24-26 million. Net Oasis Well Services (“OWS”) G&A is projected to increase by $7-8 million in 2015 compared to 2014 due to lower working interest in wells being completed, although gross OWS G&A is expected to decrease by approximately $12 million due to less overall activity.

(3)	Includes $18 million for capitalized interest. Capitalized interest is excluded in the cash flow calculation, as it is included in cash interest.
Fourth Quarter 2015 and Fiscal Year 2015 Results
The Company’s average daily production and revenues are detailed in the following table:

	Quarter Ended:		Year Ended:
	12/31/2015	9/30/2015	12/31/2015	12/31/2014
Average daily production (Boepd)	50,652	50,546	50,477	45,656
Percent Oil	85.5%	87.7%	87.3%	89.3%
Average oil sales price, without derivative settlements (per Bbl)	$37.77	$41.61	$43.04	$82.73
Differential to NYMEX West Texas Intermediate crude oil index prices (“WTI”)	4.29	4.82	5.72	9.34
Revenues ($ in thousands):
Oil	$150,448	$169,672	$692,497	$1,231,251
Natural gas	7,985	5,598	29,175	72,753
Well services (OWS)	16,986	15,381	44,294	74,610
Midstream services (OMS)	6,648	6,584	23,769	11,614
Total revenues	$182,067	$197,235	$789,735	$1,390,228

Select expenses are detailed in the following table:

	Quarter Ended:		Year Ended:
	12/31/2015	9/30/2015	12/31/2015	12/31/2014
Select expenses ($ in thousands):
LOE	$31,925	$35,670	$144,481	$169,600
MT&G(1)	7,321	7,582	29,852	26,189
Non-cash valuation charges	976	883	1,758	2,314
Production taxes	15,669	16,676	69,584	127,648
Well services (OWS)	6,938	8,498	21,833	45,605
Midstream services (OMS)	1,723	1,525	6,198	4,647
Depreciation, depletion and amortization (“DD&A”)	123,892	123,734	485,322	412,334
Total of select expenses	$188,444	$194,568	$759,028	$788,337
Operating expenses:
LOE ($ per Boe)	$6.85	$7.67	$7.84	$10.18
MT&G ($ per Boe)(1)	1.57	1.63	1.62	1.61
Production taxes (% of oil and gas revenue)	9.9%	9.5%	9.6%	9.8%
DD&A ($ per Boe)	$26.59	$26.61	$26.34	$24.74

(1)	Excludes non-cash valuation charges on pipeline imbalances and linefill.
Due to lower expected future oil prices, the Company reviewed its proved oil and natural gas properties for impairment as of December 31, 2015 and 2014. As a result, the Company recorded a non-cash impairment loss of $9.4 million in the fourth quarter of 2015 to adjust the carrying value of its proved oil and natural gas properties held for sale to their estimated fair value. For the year ended December 31, 2014, the Company recorded a non-cash impairment loss of $40.0 million for certain legacy wells producing from conventional reservoirs in the Williston Basin. During the fourth quarters of 2015 and 2014, the Company also recorded non-cash impairment charges of $11.7 million and $5.0 million, respectively, for unproved properties due to leases that expired during the period and periodic assessments of unproved properties.
G&A expenses for the fourth quarter of 2015 totaled $25.3 million, and for the year ended December 31, 2015, G&A totaled $92.5 million. The fourth quarter of 2015 included bank fees related to consent solicitations on the Company’s senior unsecured notes. G&A expenses for the Company’s exploration and production segment totaled $21.9 million in the fourth quarter of 2015 and $83.0 million in the full year of 2015. Exploration and production G&A expenses were $4.70 per Boe in the fourth quarter of 2015 and $4.50 per Boe in the full year of 2015. Amortization of stock-based compensation, which is included in G&A expenses, was $5.6 million, or $1.21 per Boe, in the fourth quarter of 2015 and $25.3 million, or $1.37 per Boe, in the full year of 2015.
As a result of entering into derivative contracts and the effect of the forward strip oil price changes, the Company incurred a $99.1 million net gain on derivative instruments, including net cash settlement receipts from derivatives of $79.0 million, for the fourth quarter of 2015 and a $210.4 million net gain on derivative instruments, including net cash settlement receipts of $370.4 million, for the full year of 2015. The net cash settlement receipts from derivative instruments of $79.0 million in the fourth quarter of 2015 included $25.3 million, $25.5 million and $28.2 million from contract settlements in September 2015, October 2015 and November 2015, respectively. The Company’s derivative instruments do not qualify for and were not designated as hedging instruments for accounting purposes.
Interest expense was $36.9 million for the fourth quarter of 2015 and $149.6 million for the full year of 2015. Capitalized interest totaled $4.8 million for the fourth quarter of 2015 and $18.6 million for the full year of 2015. Cash interest, calculated as interest expense plus capitalized interest less amortization of deferring financing costs, totaled $40.0 million for the fourth quarter of 2015 and $161.0 million for the full year of 2015.
For the three months ended December 31, 2015, the Company recorded an income tax expense of $1.7 million, resulting in an effective tax rate of 30.1% as a percentage of its pre-tax income for the quarter. The Company’s income tax benefit for the year ended December 31, 2015 was recorded at $16.1 million, or 28.6% of pre-tax net loss.
Adjusted EBITDA for the fourth quarter of 2015 was $176.7 million and adjusted EBITDA for the full year 2015 was $820.2 million.

The Company reported net income of $4.0 million in the fourth quarter of 2015. For the full year 2015, Oasis reported a net loss of $40.2 million. Excluding certain non-cash items and their tax effect in the fourth quarter of 2015 and full year of 2015, Adjusted Net Income (non-GAAP) was $6.7 million, or $0.05 per diluted share, and $93.8 million, or $0.72 per diluted share, respectively. For a definition of Adjusted Net Income and a reconciliation of net income to Adjusted Net Income, see “Non-GAAP Financial Measures” below.
Capital Expenditures
The following table depicts the Company’s CapEx for the year ended December 31, 2015:

2015
CapEx ($ in thousands)
Exploration and production (E&P)	$465,698
Midstream services (OMS)	96,947
Well services (OWS)	21,711
Other(1)	25,643
Total CapEx(2)	$609,999

(1)	Other CapEx includes such items as administrative capital and capitalized interest.

(2)
CapEx reflected in the table above differs from the amounts shown in the statement of cash flows in the Company’s condensed consolidated financial statements because amounts reflected in the table above include accrued liabilities for CapEx, while the amounts presented in the statement of cash flows are presented on a cash basis.

Liquidity
On February 2, 2016, Oasis completed a public equity offering of 39.1 million shares, which resulted in net proceeds to the Company of $182.9 million. On February 23, 2016, Oasis completed its spring redetermination of its borrowing base. As a result, the Company’s borrowing base was set at $1,150 million. The next redetermination is October 1, 2016. As of December 31, 2015, Oasis had cash and cash equivalents of $9.7 million and $138.0 million of borrowings and $5.2 million of outstanding letters of credit issued under its revolving credit facility. Pro forma for the equity raise and the new borrowing base, Oasis had $1,199.4 million of liquidity as of December 31, 2015.
Hedging Activity
As of February 24, 2016, the Company had the following outstanding commodity derivate contracts, all of which are priced relative to WTI crude oil index prices and settle monthly:

Type	Floor	Ceiling	Bopd
2016 Swaps
First Half (Jan - June)	$54.20	$54.20	28,000
Second Half (July - Dec)	$50.10	$50.10	28,000
Partial Year (Mar - June)	$39.35	$39.35	3,000
2017 Hedges
Full Year Swaps	$49.25	$49.25	6,000
Full Year Collars	$40.00	$47.58	2,000
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, derivatives activities, capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include changes in oil and natural gas prices, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company’s business and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the SEC.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
About Oasis Petroleum Inc.
Oasis is an independent exploration and production company focused on the acquisition and development of unconventional oil and natural gas resources, primarily operating in the Williston Basin. For more information, please visit the Company’s website at www.oasispetroleum.com.

Oasis Petroleum Inc. Financial Statements
OASIS PETROLEUM INC.
CONSOLIDATED BALANCE SHEET
(Unaudited)

	December 31,
	2015	2014
	(In thousands, except share data)
ASSETS
Current assets
Cash and cash equivalents	$9,730	$45,811
Accounts receivable — oil and gas revenues	96,495	130,934
Accounts receivable — joint interest and other	100,914	175,537
Inventory	11,072	21,354
Prepaid expenses	7,328	14,273
Derivative instruments	139,697	302,159
Other current assets	50	6,539
Total current assets	365,286	696,607
Property, plant and equipment
Oil and gas properties (successful efforts method)	6,284,401	5,966,140
Other property and equipment	443,265	313,439
Less: accumulated depreciation, depletion, amortization and impairment	(1,509,424)	(1,092,793)
Total property, plant and equipment, net	5,218,242	5,186,786
Assets held for sale	26,728	—
Derivative instruments	15,776	13,348
Other assets	23,343	12,335
Total assets	$5,649,375	$5,909,076
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$9,983	$20,958
Revenues and production taxes payable	132,356	209,890
Accrued liabilities	167,669	410,379
Accrued interest payable	49,413	49,786
Deferred income taxes	—	97,499
Advances from joint interest partners	4,647	6,616
Other current liabilities	6,500	—
Total current liabilities	370,568	795,128
Long-term debt	2,302,584	2,670,664
Deferred income taxes	608,155	526,770
Asset retirement obligations	35,338	42,097
Liabilities held for sale	10,228	—
Other liabilities	3,160	2,116
Total liabilities	3,330,033	4,036,775
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value: 300,000,000 shares authorized; 139,583,990 shares issued and 139,076,064 shares outstanding at December 31, 2015 and 101,627,296 shares issued and 101,341,619 shares outstanding at December 31, 2014	1,376	1,001
Treasury stock, at cost: 507,926 shares and 285,677 shares at December 31, 2015 and 2014, respectively	(13,620)	(10,671)
Additional paid-in-capital	1,497,065	1,007,202
Retained earnings	834,521	874,769
Total stockholders’ equity	2,319,342	1,872,301
Total liabilities and stockholders’ equity	$5,649,375	$5,909,076

OASIS PETROLEUM INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(In thousands, except per share data)
Revenues
Oil and gas revenues	$158,433	$273,269	$721,672	$1,304,004
Well services and midstream revenues	23,634	26,403	68,063	86,224
Total revenues	182,067	299,672	789,735	1,390,228
Operating expenses
Lease operating expenses	31,925	44,697	144,481	169,600
Well services and midstream operating expenses	8,661	15,641	28,031	50,252
Marketing, transportation and gathering expenses	8,297	9,527	31,610	29,133
Production taxes	15,669	26,768	69,584	127,648
Depreciation, depletion and amortization	123,892	116,814	485,322	412,334
Exploration expenses	117	1,109	2,369	3,064
Rig termination	—	—	3,895	—
Impairment of oil and gas properties	21,364	44,995	46,109	47,238
General and administrative expenses	25,308	24,120	92,498	92,306
Total operating expenses	235,233	283,671	903,899	931,575
Gain (loss) on sale of properties	—	(77)	—	186,999
Operating income (loss)	(53,166)	15,924	(114,164)	645,652
Other income (expense)
Net gain on derivative instruments	99,091	306,758	210,376	327,011
Interest expense, net of capitalized interest	(36,946)	(39,822)	(149,648)	(158,390)
Other income (expense)	(3,305)	(55)	(2,935)	195
Total other income (expense)	58,840	266,881	57,793	168,816
Income (loss) before income taxes	5,674	282,805	(56,371)	814,468
Income tax benefit (expense)	(1,706)	(106,301)	16,123	(307,591)
Net income (loss)	$3,968	$176,504	$(40,248)	$506,877
Earnings per share:
Basic	$0.03	$1.77	$(0.31)	$5.09
Diluted	0.03	1.77	(0.31)	5.05
Weighted average shares outstanding:
Basic	137,184	99,767	130,186	99,677
Diluted	137,184	99,767	130,186	100,365

OASIS PETROLEUM INC.
SELECTED FINANCIAL AND OPERATIONAL STATS

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Operating results ($ in thousands):
Revenues
Oil	$150,448	$258,913	$692,497	$1,231,251
Natural gas	7,985	14,356	29,175	72,753
Well services and midstream	23,634	26,403	68,063	86,224
Total revenues	$182,067	$299,672	$789,735	$1,390,228
Production data:
Oil (MBbls)	3,983	4,123	16,091	14,883
Natural gas (MMcf)	4,062	2,939	14,002	10,691
Oil equivalents (MBoe)	4,660	4,613	18,424	16,664
Average daily production (Boe/d)	50,652	50,143	50,477	45,656
Average sales prices:
Oil, without derivative settlements (per Bbl)	$37.77	$62.79	$43.04	$82.73
Oil, with derivative settlements (per Bbl)(1)	57.60	70.44	66.06	83.19
Natural gas (per Mcf)(2)	1.97	4.89	2.08	6.81
Costs and expenses (per Boe of production):
Lease operating expenses	$6.85	$9.69	$7.84	$10.18
Marketing, transportation and gathering expenses(3)	1.57	1.48	1.62	1.61
Production taxes	3.36	5.80	3.78	7.66
Depreciation, depletion and amortization	26.59	25.32	26.34	24.74
General and administrative expenses	5.43	5.23	5.02	5.54

(1)
Realized prices include gains or losses on cash settlements for commodity derivatives, which do not qualify for and were not designated as hedging instruments for accounting purposes. Cash settlements represent the cumulative gains and losses on our derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(2)	Natural gas prices include the value for natural gas and natural gas liquids.

(3)	Excludes non-cash valuation charges.

OASIS PETROLEUM INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
	2015	2014
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$(40,248)	$506,877
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	485,322	412,334
Gain on sale of properties	—	(186,999)
Impairment of oil and gas properties	46,109	47,238
Deferred income taxes	(16,114)	307,457
Derivative instruments	(210,376)	(327,011)
Stock-based compensation expenses	25,272	21,302
Deferred financing costs amortization and other	12,299	11,028
Working capital and other changes:
Change in accounts receivable	108,461	16,702
Change in inventory	6,873	(3,776)
Change in prepaid expenses	1,828	(3,199)
Change in other current assets	6,489	(6,135)
Change in other assets	(950)	114
Change in accounts payable and accrued liabilities	(71,617)	76,723
Change in other current liabilities	6,500	—
Change in other liabilities	(33)	(139)
Net cash provided by operating activities	359,815	872,516
Cash flows from investing activities:
Capital expenditures	(819,847)	(1,354,281)
Acquisition of oil and gas properties	(28,817)	(46,247)
Proceeds from sale of properties	1,075	324,852
Costs related to sale of properties	—	(2,337)
Derivative settlements	370,410	6,774
Advances from joint interest partners	(1,969)	(6,213)
Net cash used in investing activities	(479,148)	(1,077,452)
Cash flows from financing activities:
Proceeds from revolving credit facility	630,000	620,000
Principal payments on revolving credit facility	(992,000)	(455,570)
Deferred financing costs	(14,632)	(99)
Proceeds from sale of common stock	462,833	—
Purchases of treasury stock	(2,949)	(5,309)
Other	—	(176)
Net cash provided by financing activities	83,252	158,846
Decrease in cash and cash equivalents	(36,081)	(46,090)
Cash and cash equivalents:
Beginning of period	45,811	91,901
End of period	$9,730	$45,811
Supplemental cash flow information:
Cash paid for interest, net of capitalized interest	$145,333	$150,181
Cash paid for taxes	—	5,329
Cash received for income tax refunds	5,548	—
Supplemental non-cash transactions:
Change in accrued capital expenditures	$(260,060)	$169,710
Change in asset retirement obligations	3,972	6,182

Non-GAAP Financial Measures
Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, depletion, amortization, exploration expenses and other similar non-cash or non-recurring charges. Adjusted EBITDA is not a measure of net income or cash flows as determined by United States generally accepted accounting principles, or GAAP.
The following table presents reconciliations of the GAAP financial measures of net income and net cash provided by operating activities to the non-GAAP financial measure of Adjusted EBITDA for the periods presented:
Adjusted EBITDA Reconciliations

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(In thousands)
Net income (loss)	$3,968	$176,504	$(40,248)	$506,877
Loss (gain) on sale of properties	—	77	—	(186,999)
Net gain on derivative instruments	(99,091)	(306,758)	(210,376)	(327,011)
Derivative settlements(1)	78,974	31,547	370,410	6,774
Interest expense, net of capitalized interest	36,946	39,822	149,648	158,390
Depreciation, depletion and amortization	123,892	116,814	485,322	412,334
Impairment of oil and gas properties	21,364	44,995	46,109	47,238
Exploration expenses	117	1,109	2,369	3,064
Rig termination	—	—	3,895	—
Stock-based compensation expenses	5,643	5,547	25,272	21,302
Income tax expense (benefit)	1,706	106,301	(16,123)	307,591
Other non-cash adjustments	3,174	3,561	3,956	3,284
Adjusted EBITDA	$176,693	$219,519	$820,234	$952,844

Net cash provided by operating activities	$79,478	$199,024	$359,815	$872,516
Derivative settlements(1)	78,974	31,547	370,410	6,774
Interest expense, net of capitalized interest	36,946	39,822	149,648	158,390
Exploration expenses	117	1,109	2,369	3,064
Rig termination	—	—	3,895	—
Deferred financing costs amortization and other	(4,831)	(5,819)	(12,299)	(11,028)
Current tax expense	(9)	(3,608)	(9)	134
Changes in working capital	(17,156)	(46,117)	(57,551)	(80,290)
Other non-cash adjustments	3,174	3,561	3,956	3,284
Adjusted EBITDA	$176,693	$219,519	$820,234	$952,844

(1)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

The following tables present reconciliations of the GAAP financial measure of income before income taxes to the non-GAAP financial measure of Adjusted EBITDA for the Company’s three reportable business segments for the periods presented:
Segment Adjusted EBITDA Reconciliations

	Exploration and Production
	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(In thousands)
Income (loss) before income taxes	$(14,868)	$274,934	$(118,970)	$779,591
Loss (gain) on sale of properties	—	77	—	(186,999)
Net gain on derivative instruments	(99,091)	(306,758)	(210,376)	(327,011)
Derivative settlements(1)	78,974	31,547	370,410	6,774
Interest expense, net of capitalized interest	36,946	39,822	149,648	158,390
Depreciation, depletion and amortization	122,028	114,705	479,693	406,960
Impairment of oil and gas properties	21,364	44,995	46,109	47,238
Exploration expenses	117	1,109	2,369	3,064
Rig termination	—	—	3,895	—
Stock-based compensation expenses	5,486	5,303	24,762	20,701
Other non-cash adjustments	2,937	2,591	3,719	2,314
Adjusted EBITDA	$153,893	$208,325	$751,259	$911,022

(1)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

	Well Services
	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(In thousands)
Income before income taxes	$19,608	$17,741	$49,197	$70,953
Depreciation, depletion and amortization	4,643	4,362	19,073	14,080
Stock-based compensation expenses	422	475	1,952	1,658
Other non-cash adjustments	237	970	237	970
Adjusted EBITDA	$24,910	$23,548	$70,459	$87,661

	Midstream Services
	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(In thousands)
Income before income taxes	$15,828	$6,876	$59,867	$22,730
Depreciation, depletion and amortization	1,695	1,032	5,764	3,744
Stock-based compensation expenses	162	—	692	—
Adjusted EBITDA	$17,685	$7,908	$66,323	$26,474

Adjusted Net Income and Adjusted Diluted Earnings Per Share are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted Net Income as net income after adjusting first for (1) the impact of certain non-cash and non-recurring items, including non-cash changes in the fair value of derivative instruments, impairment of oil and gas properties, and other similar non-cash and non-recurring charges, and then (2) the non-cash and non-recurring items’ impact on taxes based on the Company’s effective tax rate applicable to those items in the same period. Adjusted Net Income is not a measure of net income as determined by GAAP. The Company defines Adjusted Diluted Earnings Per Share as Adjusted Net Income divided by diluted weighted average shares outstanding.
The following table presents reconciliations of the GAAP financial measure of net income to the non-GAAP financial measure of Adjusted Net Income and the GAAP financial measure of diluted earnings per share to the non-GAAP financial measure of Adjusted Diluted Earnings Per Share for the periods presented:

Adjusted Net Income and Adjusted Diluted Earnings Per Share Reconciliations

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Net income (loss)	$3,968	$176,504	$(40,248)	$506,877
Loss (gain) on sale of properties	—	77	—	(186,999)
Net gain on derivative instruments	(99,091)	(306,758)	(210,376)	(327,011)
Derivative settlements(1)	78,974	31,547	370,410	6,774
Impairment of oil and gas properties	21,364	44,995	46,109	47,238
Rig termination	—	—	3,895	—
Other non-cash adjustments	3,174	3,561	3,956	3,284
Tax impact(2)	(1,653)	85,195	(79,991)	172,482
Adjusted Net Income	$6,736	$35,121	$93,755	$222,645

Diluted earnings per share	$0.03	$1.77	$(0.31)	$5.05
Loss (gain) on sale of properties	—	—	—	(1.86)
Net gain on derivative instruments	(0.72)	(3.07)	(1.62)	(3.26)
Derivative settlements(1)	0.58	0.32	2.85	0.07
Impairment of oil and gas properties	0.16	0.45	0.35	0.47
Rig termination	—	—	0.03	—
Other non-cash adjustments	0.02	0.04	0.03	0.03
Tax impact(2)	(0.02)	0.84	(0.61)	1.72
Adjusted Diluted Earnings Per Share	$0.05	$0.35	$0.72	$2.22

Diluted weighted average shares outstanding	137,184	99,767	130,186	100,365

Effective tax rate applicable to adjustment items	37.4%	37.6%	37.4%	37.8%

(1)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(2)	The tax impact is computed utilizing the Company’s effective tax rate applicable to the adjustments for certain non-cash and non-recurring items.